Exhibit (j)(2)

Eversheds Sutherland (US) LLP 700 Sixth Street, NW, Suite 700 Washington, DC 20001-3980 D: +1 202.383.0100 F: +1 202.637.3593

December 22, 2025

Strategic Trust

7887 East Belleview Ave.

Suite 1100

Denver, Colorado 80111

Ladies and Gentlemen:

We hereby consent to the reference to our name under the captions “Legal Counsel” in the Prospectus and Statement of Additional Information filed as part of Post-Effective Amendment No. 45 to the Trust’s Registration Statement on Form N-1A with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Respectfully submitted,

/s/ Eversheds Sutherland (US) LLP
Eversheds Sutherland (US) LLP

EDS

Eversheds Sutherland (US) LLP is part of a global legal practice, operating through various separate and distinct legal entities, under Eversheds Sutherland. For a full description of the structure and a list of offices, please visit www.eversheds-sutherland.com.